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                                                                     Exhibit 6.B

        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]



                      CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                                 April 19, 2001


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

            I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through the Providentmutual Variable Life Separate Account of Providentmutual Life and Annuity Company of America (File No. 33-83138).

                                     Sincerely,


                                     /s/ Scott V. Carney
                                     --------------------------------------
                                     Scott V. Carney, FSA, MAAA
                                     Actuary